UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 1, 2019 (July 31, 2019)

BLUE EAGLE LITHUM INC.

(Exact name of registrant as specified in its chapter)

Nevada	000-55588	35-2636271
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2831 St Rose Parkway Suite 200 Henderson, NV 89052

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code (702) 899-3369

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

The Company’s common stock currently trades on the OTC Market under the symbol “BEAG.”

Item 5.06	Change in Shell Company Status.

On July 31, 2019, Blue Eagle Lithium Inc. (the “Company”) filed its Annual Report on Form 10-K (the “10-K”) with the U.S. Securities and Exchange Commission (the “Commission”), in which, among other things, the Company disclosed the following:

On April 22, 2019, the Company entered into a purchase and sale agreement (the “Purchase and Sale Agreement”) with Rangefront Consulting, LLC, DBA Rangefront Geological (“Rangefront Geological”), a geology and exploration company based in Elko, Nevada, to purchase a 100% working interest in 50 mineral claims covering 1,000 acres in the Railroad Valley region in the State of Nevada with an option to acquire an additional 26 mineral claims comprising of 520 acres in the Railroad Valley region in the State of Nevada. The parties agreed on a purchase price for the 50 mineral claims by the Company issuing and delivering to Rangefront Geological 200,000 restricted shares in Common Stock. The agreed purchase price for the additional 26 mineral claims will be a further issuance and delivery of 100,000 restricted shares in Common Stock, which was issued and delivered on May 14, 2019.

The Company also entered into a work program with RangeFront on June 8, 2019 whereby the Company advanced $10,000 deposit to commence Phase 1 work on the Railroad Valley 5,520 acres property. The total cost for Phase 1 is $57,800. Upon delivery of the summary report for the Phase 1 work, the Company agreed to issue RangeFront 50,000 restricted shares of Common Stock.

As of the date of this Report, the Company’s total land package in the Railroad Valley region in the State of Nevada is approximately 5,520 acres (approximately 2,223 hectares).

The information contained in the 10-K, together with the information contained in the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Commission during the Company’s fiscal years 2018 and 2019 constitute the current “Form 10 Information” necessary to satisfy the conditions contained in Rule 144(i)(2) under the Securities Act of 1934, as amended. As such, the Company has ceased to be a shell company upon the filing of the 10-K, which included information required by Form 10.

The above description and information is not intended to be exhaustive and you are encouraged to read the 10-K in its entirety, including the risks to the Company under the section entitled “Risk Factors” in the 10-K. The information in the 10-K and the accompanying exhibits filed therewith are hereby incorporated by reference in their entirety.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Blue Eagle Lithium Inc., has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE EAGLE LITHIUM INC

Dated: August 1, 2019	By:	/s/ Rupert Ireland
Name and Title: Rupert Ireland,
Chief Executive Officer